EXHIBIT 16.2



                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                 BAILARD, BIEHL & KAISER INTERNATIONAL BOND FUND

                              TOTAL RETURN FORMULA
                               n
                         P(1+T)  = ERV


Where:              P        =        a hypothetical initial payment of $1,000

                    T        =       average annual total return

                    n        =       number of years

                    ERV      =       ending redeemable  value  of a hypothetical
                                     $1,000 payment made at the beginning of the 1,5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended September 30, 1996:
                               1
                    $1,000(1+T)  = $1,093.20 or an annual compounded
                                     rate of 9.32%

For the 5 year period ended September 30, 1996:
                               5
                    $1,000(1+T)  = $1,294.00 or an average annual compounded
                                     rate of 5.29%

For the period from October 1, 1990 (inception) to September 30, 1996:
                               6
                    $1,000(1+T)  = $1,430.61 or an average annual compounded
                                     rate of 6.15%